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                                                                     EXHIBIT 5.1



                  [WILSON SONSINI GOODRICH & ROSATI LETTERHEAD]

                               September __, 1999



BancBoston Robertson Stephens
Deutsche Bank - Alex. Brown
SG COWEN
as Representatives of the several Underwriters
c/o BancBoston Robertson Stephens
555 California Street
San Francisco, California  94104

      Re:  OnDisplay, Inc.

Ladies and Gentlemen:

      We have acted as counsel for OnDisplay, Inc., a Delaware corporation (the "Company") in connection with the public offering of __________ shares of the Company's common stock (the "Shares"), pursuant to that certain Underwriting Agreement dated September __, 1999 (the "Underwriting Agreement"), among the Company, the Selling Stockholder, BancBoston Robertson Stephens, Deutsche Bank - Alex. Brown, and SG COWEN., as Representatives of the several Underwriters named in Schedule I thereto (the "Underwriters"). This opinion is being rendered to you pursuant to Section [7(c)] of the Underwriting Agreement. Capitalized terms used herein shall have the same meanings given to them in the Underwriting Agreement unless otherwise defined herein.

      We are licensed to practice law only in the State of California. Accordingly, except as otherwise specifically stated herein, the opinions expressed herein are limited in all respects to existing laws of the State of California, the corporate laws of the State of Delaware and applicable federal laws, and we have made no inquiry into, and express no opinion as to, the statutes, regulations, treaties or common laws of any other nation, state or jurisdiction, or the effect on the transaction in the Underwriting Agreement of non-compliance under any such statutes, regulations, treaties or common laws. We have assumed that the laws of any state, other than California or the corporate laws of Delaware, applicable to the opinions rendered herein are identical to the laws of the State of California or the corporate laws of Delaware.

      As counsel for the Company, we have made such legal and factual examinations and inquiries as we have deemed advisable or necessary for the purpose of rendering this opinion and we have examined, among other things, originals, certified copies or copies otherwise identified to us as



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being true copies of the originals of, or have received where other than in written form, the following:

      (a) The Restated Certificate of Incorporation of the Company as in effect on the date hereof and as proposed to be amended simultaneously with or following the Closing;

      (b) The Bylaws of the Company as in effect on the date hereof (the "Bylaws");

      (c) Minutes of meetings of the Board of Directors of the Company and the Pricing Committee of the Board of Directors of the Company with respect to the transactions covered by this opinion;

      (d) The Registration Statement on Form S-1 (Registration No. __________) filed by the Company under the Act with the Commission on September __, 1999, (the "Registration Statement") and the prospectus in the form filed with the Commission on __________, 1999 pursuant to Rule 424(b) under the Act (hereinafter referred to as the "Prospectus");

      (e) Oral confirmation from the Commission staff that the Registration Statement became effective at _____ p.m., Eastern Daylight Time, on __________, 1999;

      (f) Specimen certificate for shares of the Company's Common Stock;

      (g) Executed copies of the Underwriting Agreement;

      (h) The letter dated __________, 1999 of PricewaterhouseCoopers LLP addressed and delivered to you pursuant to Section [7(f)] of the Underwriting Agreement;

      (i) The Officers' Certificate dated __________, 1999, delivered to you pursuant to Section [7(l)] of the Underwriting Agreement; and

      (j) The certificate of Chase Mellon Shareholder Services, the Transfer Agent and Registrar for the Company, delivered to you on the date hereof.

      In addition, we have obtained from public officials and officers of the Company such other certificates and assurances, and we have examined such corporate records, other documents and questions of law as we have considered necessary or appropriate for the purposes of rendering this opinion, which certificates and assurances, records, documents and the like have been delivered to you herewith.

      In connection with such examination, we have assumed the genuineness of all signatures on original documents, the authenticity of all documents submitted to us as originals, the conformity to originals of all documents submitted to us as copies thereof, and the due execution of all documents where due execution and delivery are a prerequisite to the effectiveness thereof, other than the signatures of the Company's officers and directors with respect to the Underwriting Agreement and the Registration Statement. In addition, we have assumed that the Underwriting Agreement has been duly authorized, executed and delivered by you and that the representations and warranties as to


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factual matters, but not legal conclusions, made by the Company in the
Underwriting Agreement and pursuant thereto are correct and complete.

      As used in this opinion, the expressions "to our knowledge", "to the best of our knowledge", "known to us" or similar language with reference to matters of fact mean that, after an examination of documents made available to us by the Company, and after inquiries of officers of the Company, but without any further independent factual investigation, nothing has come to our attention which causes us to believe that the opinions expressed herein are factually incorrect. Further, the expressions "to our knowledge", "to the best of our knowledge", "known to us" or similar language with reference to matters of fact refer to the current actual knowledge solely of the attorneys of this firm who have worked on matters for the Company. Except to the extent expressly set forth herein or as we otherwise believe to be necessary to our opinion, we have not undertaken any independent investigation to determine the existence or absence of any fact, and no inference as to our knowledge of the existence or absence of any fact should be drawn from our representation of the Company or the rendering of the opinions set forth below.

      The opinions expressed are subject to the following qualifications:

      (i)   We express no opinion as to the effect of applicable bankruptcy,

insolvency, reorganization, moratorium or other similar federal or state laws relating to or affecting the rights of creditors generally or of general equitable principles;

      (ii) We express no opinion as to the effect of rules of law governing specific performance, injunctive relief or other equitable remedies (regardless of whether any such remedy is considered in a proceeding at law or in equity);

      (iii) In rendering our opinion in Paragraph 3, we have relied solely upon good standing certificates issued by the appropriate state officers in each state in which the Company owns or leases properties or conducts any business; and

      (iv) We express no opinion as to the enforceability of the indemnification and contribution provisions of Section [8] of the Underwriting Agreement to the extent such provisions may be subject to limitations of public policy and the effect of applicable statutes and judicial decisions.

      Based upon, and subject to the foregoing, we are of the opinion that:

      (1) The Company has been duly incorporated and is validly existing as a corporation and in good standing under the laws of the State of Delaware, with power and authority (corporate and other) to own its properties and conduct its business as described in the Prospectus;

      (2) The Company has an authorized capitalization as set forth in the Prospectus, and all of the issued shares of capital stock of the Company (including the Shares being delivered at such Time of Delivery) have been duly and validly authorized and issued and are fully paid and non-assessable; and the Shares conform to the description of the Stock contained in the Prospectus;


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      (3) The Company has been duly qualified as a foreign corporation for the transaction of business and is in good standing under the laws of each other jurisdiction in which it owns or leases properties or conducts any business so as to require such qualification, except where the failure to be so qualified would not have a material adverse effect on the Company;

      (4) To our knowledge and other than as set forth in the Prospectus, there are no legal or governmental proceedings pending to which the Company is a party or of which any property of the Company is the subject which, if determined adversely to the Company, would individually or in the aggregate have a material adverse effect on the current consolidated financial position, stockholders' equity or results of operations of the Company and its subsidiaries; and, to our knowledge, no such proceedings are threatened or contemplated by governmental authorities or threatened by others;

      (5) The Underwriting Agreement has been duly authorized, executed and delivered by the Company;

      (6) The issue and sale of the Shares being delivered at the Time of Delivery by the Company and the compliance by the Company with all of the provisions of the Underwriting Agreement and the consummation of the transactions therein contemplated will not conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, any agreement included as an exhibit to the Registration Statement, nor will such action result in any violation of the provisions of the Restated Certificate of Incorporation or Bylaws of the Company or any statute or any order, rule or regulation known to us of any court or governmental agency or body having jurisdiction over the Company or any of its subsidiaries or any of their properties;

      (7) No consent, approval, authorization, order, registration or qualification of or with any such court or governmental agency or body is required for the issue and sale of the Shares or the consummation by the Company of the transactions contemplated by the Underwriting Agreement, except (i) in certain states where the Company is licensed as a mortgage lender or broker,
(ii) the registration under the Act of the Shares, and (iii) such consents, approvals, authorizations, registrations or qualifications as may be required under state securities or Blue Sky laws in connection with the purchase and distribution of the Shares by the Underwriters;

      (8) Neither the Company nor any of its subsidiaries is in violation of its Certificate of Incorporation or Bylaws;

      (9) The statements set forth in the Prospectus under the caption "Description of Capital Stock", insofar as they purport to constitute a summary of the terms of the Stock and under the caption "Underwriting", insofar as they purport to describe the provisions of the laws and documents referred to therein, are accurate, complete and fair;

      (10) The Company is not an "investment company", as such term is defined in the Investment Company Act;

      (11) The Registration Statement and the Prospectus and any further amendments and supplements thereto made by the Company prior to the Time of Delivery (other than the financial statements and related schedules and financial data therein, as to which we express no opinion) comply as to form in all material respects with the requirements of the Act and the rules and


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regulations thereunder; and we do not know of any amendment to the Registration
Statement required to be filed or of any contracts or other documents of a character required to be filed as an exhibit to the Registration Statement or required to be described in the Registration Statement or the Prospectus which are not filed or described as required; and

      (12) To the best of our knowledge and other than as set forth in the Prospectus, neither the Company nor any of its officers, directors or employees is a party or subject to the provisions of any regulatory action, injunction, judgment, decree or order of any federal or state mortgage banking regulatory agency, nor is there any charge, action, suit, proceeding or investigation pending before or threatened by any federal or state mortgage banking regulatory agency.

      We have participated in conferences with officers and other representatives of the Company, including the independent certified public accountants of the Company and with you and your counsel, at which such conferences the contents of the Registration Statement and Prospectus and related matters were discussed, and although we have not verified the accuracy or completeness of the statements contained in the Registration Statement or the Prospectus, except for those referred to in paragraph 9 above, nothing has come to our attention which leads us to believe that, at the time the Registration Statement became effective and at all times subsequent thereto up to and at the Time of Delivery, the Registration Statement and any amendment or supplement thereto (other than the financial statements and related schedules and financial data therein, as to which we express no opinion) contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading, or at the date of the Prospectus or at the Time of Delivery, the Prospectus and any amendment or supplement thereto (except as aforesaid) contained any untrue statement of a material fact or omitted to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

      This opinion is furnished by us, as counsel for the Company, to you in connection with the sale by the Company and the purchase by you of the Shares pursuant to the Underwriting Agreement. This opinion may not be relied upon by you for any other purpose or made available to or relied upon by any other person or entity for any purpose without our prior written consent.

                                          Very truly yours,

                                          WILSON SONSINI GOODRICH & ROSATI





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